As filed with the Securities and Exchange Commission on June 7, 2006.

Registration No. 333-83342

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CURATIVE HEALTH SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	51-0467366
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060
(603) 888-1500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Paul F. McConnell

Curative Health Services, Inc.

61 Spit Brook Road

Nashua, New Hampshire 03060

(Name and address of agent for service)

(603) 888-1500

(Telephone number, including area code, of agent for service)

With copies to:

Timothy S. Hearn, Esq. Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402 (612) 340-2600

From time to time after the Registration Statement becomes effective (approximate date of commencement of proposed sale to the public).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
See below (1)	N/A	N/A	N/A	N/A

(1)          No additional securities are to be registered. Registration fees were paid upon filing of the original Registration Statement No. 333-83342. Therefore, no further registration fee is required.

CURATIVE HEALTH SERVICES, INC.

POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT ON FORM S-3

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Curative Health Services, Inc.’s (the “Company”) Registration Statement on Form S-3 (File No. 333-83342) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”), is being filed in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering. The Company hereby removes from registration all of the securities previously registered under the Registration Statement that remain unsold as of the date hereof.

Item 16.  Exhibits

Exhibit Number	Description
24.1	Power of Attorney.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashua, State of New Hampshire, on this 7th day of June, 2006.

CURATIVE HEALTH SERVICES, INC.

/s/ John C. Prior
John C. Prior Chief Financial Officer (principal financial and accounting officer)

3

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on June 7, 2006.

Signature	Title

*	Chief Executive Officer and Director
Paul F. McConnell	(principal executive officer)

/s/ John C. Prior	Chief Financial Officer, Chief Operating Officer and
John C. Prior	Director (principal financial and accounting officer)

*	Director
Paul S. Auerbach, MD

*	Director
Daniel E. Berce

*	Director
Lawrence English

*	Chairman of the Board
Timothy I. Maudlin

*	Director
Gerard Moufflet

*By	/s/ John C. Prior
John C. Prior, pro se and as
attorney-in-fact

4

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney.

5